UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2025

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-35784	98-0691007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	NCLH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 17, 2025, NCL Corporation Ltd. (“NCLC”), a subsidiary of Norwegian Cruise Line Holdings Ltd., closed its previously announced private offering (the “Notes Offering”) of (i) $1,200.0 million aggregate principal amount of 5.875% senior notes due 2031 (the “2031 Notes”) and (ii) $850.0 million aggregate principal amount of 6.250% senior notes due 2033 (the “2033 Notes”). In connection with the Notes Offering, NCLC received net proceeds, after deducting the initial purchasers’ discount but before deducting estimated fees and expenses, of approximately $2,031.1 million. NCLC used the net proceeds from the Notes Offering, together with cash on hand, to (i) fund its cash tender offer (the “Tender Offer”) to repurchase any and all of its outstanding 5.875% senior notes due 2026 (the “2026 Notes”) and its 5.875% senior secured notes due 2027 (the “2027 Notes”), (ii) redeem all of the 2026 Notes and 2027 Notes that were not accepted for purchase in the Tender Offer, (iii) redeem all of its 8.125% senior secured notes due 2029 (the “2029 Notes”) and (iv) pay accrued and unpaid interest on the 2026 Notes, the 2027 Notes and the 2029 Notes purchased or redeemed, as applicable, as well as pay related transaction premiums, fees and expenses.

2031 Senior Notes Indenture

The 2031 Notes were issued pursuant to an indenture, dated September 17, 2025 (the “2031 Notes Indenture”), between NCLC, as issuer, and U.S. Bank Trust Company, National Association, as trustee. Interest on the 2031 Notes will accrue from September 17, 2025 and is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2026, at a rate of 5.875% per year. The 2031 Notes will mature on January 15, 2031 unless earlier redeemed or repurchased.

NCLC may, at its option, redeem the 2031 Notes, in whole or in part, (i) prior to September 15, 2027 (the “2031 Notes First Call Date”), at a redemption price equal to 100% of the principal amount of the 2031 Notes to be redeemed plus an applicable “make-whole” amount, plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the redemption date, and (ii) on or after the 2031 Notes First Call Date, at the redemption prices set forth in the 2031 Notes Indenture, plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the redemption date. In addition, at any time and from time to time prior to the 2031 Notes First Call Date, NCLC may redeem up to 40% of the aggregate principal amount of the 2031 Notes with the net proceeds of certain equity offerings at a redemption price equal to 105.875% of the principal amount of the 2031 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, so long as at least 60% of the aggregate principal amount of the 2031 Notes issued remains outstanding following such redemption.

The 2031 Notes Indenture contains covenants that limit the ability of NCLC and its restricted subsidiaries to, among other things: (i) create liens on certain assets to secure debt; (ii) enter into sale leaseback transactions; and (iii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets. Additionally, upon the occurrence of specified change of control triggering events, NCLC may be required to offer to repurchase the 2031 Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. The 2031 Notes Indenture also contains customary events of default.

The foregoing summary of the 2031 Notes Indenture and the 2031 Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the 2031 Notes Indenture and form of 2031 Notes, which are attached as Exhibit 4.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

2033 Senior Notes Indenture

The 2033 Notes were issued pursuant to an indenture, dated September 17, 2025 (the “2033 Notes Indenture”), between NCLC, as issuer, and U.S. Bank Trust Company, National Association, as trustee. Interest on the 2033 Notes will accrue from September 17, 2025 and is payable semi-annually in arrears on September 15 and March 15 of each year, beginning on March 15, 2026, at a rate of 6.250% per year. The 2033 Notes will mature on September 15, 2033 unless earlier redeemed or repurchased.

NCLC may, at its option, redeem the 2033 Notes, in whole or in part, (i) prior to September 15, 2028 (the “2033 Notes First Call Date”), at a redemption price equal to 100% of the principal amount of the 2033 Notes to be redeemed plus an applicable “make-whole” amount, plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the redemption date, and (ii) on or after the 2033 Notes First Call Date, at the redemption prices set forth in the 2033 Notes Indenture, plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the redemption date. In addition, at any time and from time to time prior to the 2033 Notes First Call Date, NCLC may redeem up to 40% of the aggregate principal amount of the 2033 Notes with the net proceeds of certain equity offerings at a redemption price equal to 106.250% of the principal amount of the 2033 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, so long as at least 60% of the aggregate principal amount of the 2033 Notes issued remains outstanding following such redemption.

The 2033 Notes Indenture contains covenants that limit the ability of NCLC and its restricted subsidiaries to, among other things: (i) create liens on certain assets to secure debt; (ii) enter into sale leaseback transactions; and (iii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets. Additionally, upon the occurrence of specified change of control triggering events, NCLC may be required to offer to repurchase the 2033 Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. The 2033 Notes Indenture also contains customary events of default.

The foregoing summary of the 2033 Notes Indenture and the 2033 Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the 2033 Notes Indenture and form of 2033 Notes, which are attached as Exhibit 4.2 to this Current Report and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On December 18, 2020, NCLC issued the 2026 Notes, of which $225.0 million in aggregate principal amount remained outstanding as of September 17, 2025, pursuant to an indenture (the “2026 Notes Indenture”) by and between NCLC, as issuer, and U.S. Bank National Association, as trustee (in such capacity, the “2026 Notes Trustee”), principal paying agent, transfer agent and registrar. The material terms and conditions of the 2026 Notes were described in our Current Report on Form 8-K filed on December 18, 2020. On September 8, 2025, NCLC issued a notice to redeem, on September 18, 2025, all of the outstanding 2026 Notes that were not validly tendered and accepted for purchase in the Tender Offer at a redemption price equal to the applicable Tender Offer consideration, plus accrued and unpaid interest to, but excluding, the redemption date, which notice was subject to a condition that has been satisfied.

On February 18, 2022, NCLC issued $1,000.0 million in aggregate principal amount of the 2027 Notes pursuant to an indenture (the “2027 Notes Indenture”) by and among NCLC, as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee (in such capacity, the “2027 Notes Trustee”), principal paying agent, transfer agent, registrar and security agent. The material terms and conditions of the 2027 Notes were described in our Current Report on Form 8-K filed on February 22, 2022. On September 18, 2025, NCLC issued a notice to redeem, on February 15, 2026, all of the 2027 Notes that were not validly tendered and accepted for purchase in the Tender Offer at a redemption price of 100.000% of their principal amount, plus accrued and unpaid interest to, but excluding, the redemption date.

On October 18, 2023, NCLC issued $790.0 million in aggregate principal amount of the 2029 Notes pursuant to an indenture (the “2029 Notes Indenture”) by and among NCLC, as issuer, the guarantors party thereto, U.S. Bank National Association, as trustee (in such capacity, the “2029 Notes Trustee” and, together with the 2026 Notes Trustee and the 2027 Notes Trustee, the “Trustee”), principal paying agent, transfer agent and registrar, and JPMorgan Chase Bank, N.A., as security agent. The material terms and conditions of the 2029 Notes were described in our Current Report on Form 8-K filed on October 19, 2023. On September 8, 2025, NCLC issued a notice to redeem, on September 18, 2025, all of the 2029 Notes at a “make-whole” redemption price, plus accrued and unpaid interest to, but excluding, the redemption date, which notice was subject to a condition that has been satisfied.

As described under Item 1.01 above, on September 17, 2025, NCLC used a portion of the net proceeds from the Notes Offering to fund the Tender Offer. In addition, on September 17, 2025 and September 18, 2025, NCLC used the remaining net proceeds from the Notes Offering, together with cash on hand, to deposit with the applicable Trustee cash or government securities sufficient to pay the redemption price with respect to the 2026 Notes, the 2027 Notes and the 2029 Notes on the applicable redemption date, plus accrued and unpaid interest to, but excluding, the applicable redemption date. On September 18, 2025, the 2026 Notes Trustee, the 2027 Notes Trustee and the 2029 Notes Trustee confirmed that NCLC had satisfied and discharged its obligations under the 2026 Notes Indenture, the 2027 Notes Indenture and the 2029 Notes Indenture, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

On September 8, 2025, NCLC issued a press release announcing the pricing of the Notes Offering. On September 12, 2025, NCLC issued a press release announcing the expiration and final results of the Tender Offer. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, to this Current Report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated September 17, 2025, by and between NCL Corporation Ltd., as issuer, and U.S. Bank Trust Company, National Association, as trustee, relating to the 2031 Notes.

4.2	Indenture, dated September 17, 2025, by and between NCL Corporation Ltd., as issuer, and U.S. Bank Trust Company, National Association, as trustee, relating to the 2033 Notes.

99.1	Press Release of NCL Corporation Ltd., dated September 8, 2025, relating to the pricing of the Notes Offering.

99.2	Press Release of NCL Corporation Ltd., dated September 12, 2025, relating to the expiration and final results of the Tender Offer.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Norwegian Cruise Line Holdings Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 18, 2025

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:	/s/ Mark A. Kempa
	Name:	Mark A. Kempa
	Title:	Executive Vice President and Chief Financial Officer